UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): September 21, 2021

TrustCo Bank Corp NY
(Exact Name of Registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of Principal Executive Offices)

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 21, 2021, the Board of Directors of TrustCo Bank Corp NY (the “Company”) elected Curtis N. Powell as a member of the board of directors of the Company and the board of directors of the Company’s wholly-owned subsidiary, Trustco Bank, effective immediately. The Company anticipates that Mr. Powell will participate in the Company’s cash and equity compensation programs for its non-employee directors, but has not made any awards under such programs to him in connection with his election.

Mr. Powell has been appointed to serve on the Audit, Board Compliance, Compensation, Fiduciary, Nominating and Corporate Governance, and Risk Committees of the board of directors of the Company.  Mr. Powell was found by the board to qualify as an independent director under applicable rules.  There are no family relationships between Mr. Powell and other officers or directors of the Company.  There is no arrangement or understanding between Mr. Powell and any other persons pursuant to which he was selected to serve as a director of the Company.

On September 23, 2021, the Company issued a press release regarding the election of Mr. Powell, a copy of which is furnished as Exhibit 99(a) to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99(a)	Press release dated September 23, 2021 announcing the Election of Curtis N. Powell to the Board of Directors of TrustCo Bank Corp NY.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 23, 2021

TRUSTCO BANK CORP NY
(Registrant)

	By:	/s/Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and Chief Financial Officer